NO.  AVI-      -B                               COMMON STOCK PURCHASE WARRANT
                                                            RIGHT TO PURCHASE
                                                                    25 SHARES

                             Arcturus Ventures, Inc.
                             (a Nevada Corporation)
                                "B" UNIT WARRANT

                           VOID AFTER EXPIRATION DATE

         THIS IS TO CERTIFY THAT:

___________________________________   or  registered  assigns,  is  entitled  to
purchase on or prior to the expiration date, which shall be twelve (12) months after the effective date of the Company's post effective amendment to its Registration Statement presenting the proposed merger with or acquisition of a target company fore the reconfirmation vote (the "Expiration Date") that number of shares (subject to anti-dilution protection provisions contained in the Warrant Agreement) of the Common Stock of Arcturus Ventures, Inc. (the "Company") indicated above Twenty Five (25) at a price of Fifty Cents ($.50) per share, upon presentation of this Warrant and payment of the purchase price at the office of the Warrant Agent; subject, however, to the terms of the Warrant Agreement under which this Warrant has been issued, which is incorporated by reference, and to which the holder hereof assents by acceptance of this Warrant. This Warrant, the purchase rights represented hereby, and all of the rights of each holder with respect thereto, are subject to all of the terms, conditions, rights, limitations and other provisions of the Warrant Agreement and in the event of any conflict between the terms of this Warrant and the terms of the Warrant Agreement, the Warrant Agreement shall control. The purchase rights represented by this Warrant are exercisable at the option of the registered owner hereof in whole or in part at any time prior to expiration, provided that a post effective amendment has been filed. Subject to the right of the Company to extend the expiration date as set forth in the Warrant Agreement, this Warrant and the purchase rights it represents expires at or before the Expiration Date (twelve [12] months after the effective date of the Company's post effective amendment to its Registration Statement presenting the proposed merger with or acquisition of a target company for the reconfirmation vote), and thereafter shall be void and of no effect, unless the Expiration Date is extended by the Company, in its sole discretion, from time to time.

         The number of shares purchasable upon the exercise of this Warrant and the purchase price per share shall be subject to adjustment from time to time, to provide anti- dilution protection, as set forth in the Warrant Agreement.

         This Warrant shall not entitle the registered owner or any holder to voting rights or other rights as a stockholder of the Company or to any other rights whatsoever except the rights herein expressed or expressed in the Warrant Agreement, and no dividends shall be payable or accrue in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, or unless, and to the extent that, this Warrant shall be exercised.

         This Warrant is exchangeable upon its surrender to the Company by the registered owner, for new Warrants of like tenor and date, representing in the aggregate the right to purchase the number of shares purchasable hereunder.

         Except as otherwise above provided, this Warrant and all rights hereunder are transferable by the registered owner hereof in person or by duly authorized attorney on the books of the Company upon surrender to the Company of this Warrant, properly endorsed.

         The Company may deem and treat the registered owner of this Warrant at all times as the absolute owner hereof for all purposes and such shall not be affected by any notice to the contrary.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by the signatures of its duly authorized officers and the corporate seal hereunto affixed.


Dated: ________, 2000

At: Atlantic Highlands, New Jersey

                                            Arcturus Ventures, INC.

ATTEST:
                                            By:
                                                ----------------------
                                                Matthew Troster, President

_________________
Secretary